Exhibit 10.1

AMENDMENT NO. 3 TO LOAN AGREEMENT

This Amendment No. 3 to Loan Agreement (this “Agreement”), dated as of August 8, 2017, is entered into by and among GENESIS HEALTHCARE, INC., a Delaware corporation (“Ultimate Parent”), FC-GEN OPERATIONS INVESTMENT, LLC, a Delaware limited liability company (the “Borrower”), GEN OPERATIONS I, LLC, a Delaware limited liability company (“Parent”), GEN OPERATIONS II, LLC, a Delaware limited liability company (“Holdings”, and together with Ultimate Parent, Borrower and Parent, “Amendment Parties”), each of the Lenders (as defined below) party hereto and WELLTOWER INC., as Administrative Agent (in such capacity, and together with its successors and permitted assigns, “Administrative Agent”).

WHEREAS, Amendment Parties, Administrative Agent, Collateral Agent and the financial institutions from time to time party thereto as lenders (the “Lenders”) are parties to that certain Term Loan Agreement, dated as of July 29, 2016, as amended by that certain Amendment No. 1 to Loan Agreement, dated as of December 22, 2016, and as amended by that certain Amendment No. 2 and Waiver to Loan Agreement, dated as of May 5, 2017 (as it may have been further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof prior to this Agreement, the “Existing Loan Agreement” and as amended hereby and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Administrative Agent, Collateral Agent and the Lenders have agreed, among other things, to provide to Borrower certain loans and other financial accommodations in accordance with the terms and conditions set forth therein;

WHEREAS, Amendment Parties and the Loan Parties have requested that Administrative Agent and the Lenders agree to amend the Existing Loan Agreement to reflect, among other things, certain revisions to the financial covenants by amending the definition of “Consolidated EBITDA” contained therein, and to agree to provide the Loan Parties an opportunity to seek a waiver or cure a default or event of default that may occur under that certain Master Lease, dated as of November 1, 2016, among LG-OHI Seaford LLC and certain affiliates thereof, as landlords (the “LGO Landlords”), and Genesis LGO Operations LLC, as tenant (as amended, restated or supplemented from time to time, “LGO Master Lease”) in connection with the treatment of the Customer Receivership Charge (as defined below) under the LGO Master Lease; and

WHEREAS, Administrative Agent and the Lenders constituting at least Required Lenders are willing to agree to Amendment Parties’ request for such amendments and agreements, subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, Amendment Parties, Administrative Agent and the Lenders constituting at least Required Lenders each hereby agrees as follows:

1. Recitals; Definitions.    The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof.  All capitalized terms used herein (including, without limitation, in the foregoing recitals) and not defined herein shall have the meanings given to such terms in the Loan Agreement and the rules of interpretation set forth in Section 1.2 thereof are incorporated herein mutatis mutandis.

2. Amendments to the Existing Loan Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 3 below:

(a) Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following defined terms, in appropriate alphabetical order:

“Customer Receivership Charge” shall mean, without duplication, the amount of any cash or non-cash charge or write-down recognized by the Borrower and the Ultimate Parent and/or their respective Subsidiaries, in respect of receivables owing by Fortis Management Group and any Affiliate thereof, to the Borrower and the Ultimate Parent and/or their respective Subsidiaries, for the fiscal quarters ended June 30, 2017 and September 30, 2017.

(b) The definition of “Consolidated EBITDA” in the Existing Loan Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.
3. Limited Waiver and Consent.

(a) Amendment Parties have informed Administrative Agent and the Lenders that a consent from the LGO Landlords under the LGO Master Lease expressly agreeing to the add-back of the Customer Receivership Charge is not being sought; provided,  however, if, on or before December 1, 2017 (or such later date as Administrative Agent may agree in its sole and absolute discretion), LGO Landlords determine that the Customer Receivership Charge is not permitted as an add-back under the LGO Master Lease and, as a result thereof, an event of default has occurred thereunder solely as a result of the Loan Parties’ failure to comply with the financial covenants due to the Customer Receivership Charge not being permitted as an add-back for any prior period during which the Customer Receivership Charge had been taken as an add-back (a “Customer Charge Covenant Default”), then Administrative Agent and the Lenders hereby agree that the Customer Charge Covenant Default shall not constitute a Default or an Event of Default under the Loan Agreement so long as (i) the LGO Landlords are not exercising remedies under the LGO Master Lease for any reason, including a Customer Charge Covenant Default, nor have they notified Amendment Parties or the Administrative Agent in writing of their intent to commence the enforcement of remedies under the LGO Master Lease due to the Customer Charge Covenant Default, and (ii) on or before the day that is ninety (90) days following the earlier to occur of (A) receipt by  Amendment Parties of written notice of the Customer Charge Covenant Default or (B) receipt by Administrative Agent of written notice of the Customer Charge Covenant Default (or such longer period as Administrative Agent may agree in its sole and absolute discretion), Amendment Parties cure or obtain a waiver or amendment from the LGO Landlords with respect to the Customer Charge Covenant Default curing, waiving or revising the LGO Master Lease, as applicable, so the Customer Charge Covenant Default no longer subsists.

(b) Notwithstanding anything to the contrary in this Agreement, Amendment Parties are not acknowledging or agreeing that, but for the add-back of the Customer Receivership Charge, a Default or an Event of Default, or a default or event of default under any Material Master Lease has occurred.

4. Conditions. The effectiveness of this Agreement is subject to the following conditions, each in form and substance satisfactory to Administrative Agent:
(a) Administrative Agent shall have received a fully executed copy of this Agreement;

(a) The addition of the Customer Receivership Charge to Consolidated EBITDA for the fiscal quarter ended June 30, 2017 shall be in a sufficient amount such that after giving effect thereto, Amendment Parties would have been in compliance with Sections 7.13, 7.14 and 7.15 of the Existing Loan Agreement as of June 30, 2017 had this Agreement been effective at such time.

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(a) no Default or Event of Default shall have occurred and be continuing as of the date hereof under this Agreement, the Loan Agreement or any other Loan Document after giving effect to this Agreement; and

(a) Loan Parties shall have delivered such further documents, information, certificates, records and filings as Administrative Agent may reasonably request.

5. Covenant to Cooperate with Respect to and Deliver Collateral Review.  The Loan Parties agreed to reasonably cooperate with Administrative Agent and the Lenders in conducting a Collateral review promptly upon the effectiveness of this Agreement.  Without limitation, the Loan Parties agree to deliver to Administrative Agent a summary of Collateral as of June 30, 2017 reasonably satisfactory to Administrative Agent by September 15, 2017, with the option by Administrative Agent in its reasonable discretion to hire a third party to audit the information received as to the Collateral on behalf of Administrative Agent.  The Loan Parties agree promptly (but in no event later than 3 Business Days) upon request to reimburse the Administrative Agent for the reasonable and documented out-of-pocket costs of the Administrative Agent (including, without limitation, reasonable and documented out-of-pocket legal costs and expenses, and reasonable and documented expenses of any third party appraiser or auditor) in connection with the Collateral review contemplated hereby in an amount not to exceed $100,000 in the aggregate.

6. Reaffirmation of Loan Documents.  By executing and delivering this Agreement, each Loan Party hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Loan Documents, as applicable, (ii) agrees that this Agreement shall be a “Loan Document” under the Loan Agreement and (iii) hereby expressly agrees that the Loan Agreement, the Notes and each other Loan Document shall remain in full force and effect.

7. Reaffirmation of Grant of Security Interest in Collateral.  Each Loan Party hereby expressly reaffirms, ratifies and confirms its obligations under the Guarantee and Collateral Agreement, including its mortgage, grant, pledge and hypothecation to Administrative Agent for the benefit of the Secured Parties, of the Lien on and security interest in, all of its right, title and interest in, all of the Collateral.

8. Confirmation of Representations and Warranties; Liens; No Default.  Each Loan Party hereby confirms that (i) after giving effect to this Agreement, all of the representations and warranties set forth in the Loan Documents to which it is a party continue to be true and correct in all material respects as of the date hereof as if made on the date hereof and as if fully set forth herein, except to the extent (A) such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct in all material respects as of such prior date) or (B) any such representation or warranty is no longer true, correct or complete due to the occurrence of one or more events that are permitted to occur (or are not otherwise prohibited) under the Loan Documents, (ii) after giving effect to this Agreement, there are no continuing Defaults or Events of Default that have not been waived or cured, (iii) subject to the terms and conditions of the Loan Documents, Administrative Agent has and shall continue to have valid, enforceable and perfected Liens on the Collateral with the priority set forth in the Intercreditor Agreement, for the benefit of the Secured Parties, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent, for the benefit of the Secured Parties, subject only to Liens expressly permitted pursuant to Section 7.2 of the Loan Agreement, and (iv) the agreements and obligations of Borrower and each other Loan Party contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower and each other Loan Party, enforceable against Borrower and each other Loan Party in accordance with their respective terms, except to the extent limited by general principles of equity and by bankruptcy, insolvency, fraudulent conveyance, or other similar laws affecting creditors’ rights generally.

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9. No Other Amendments.  Except as expressly set forth in this Agreement, the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  This Agreement shall be limited precisely and expressly as drafted and shall not be construed as consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement or any other Loan Document.

10. Costs and Expenses.  The payment of all fees, costs and expenses incurred by Administrative Agent in connection with the preparation and negotiation of this Agreement shall be governed by Section 10.5 of the Loan Agreement.

11. Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THE JURISDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY PROVISIONS IN SECTIONS 10.12 AND 10.17 OF THE LOAN AGREEMENT ARE INCORPORATED, MUTATIS MUTANDIS, HEREIN BY REFERENCE.

12. Successors/Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
13. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

14. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail in “portable document format” shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and Administrative Agent.

15. Release of Claims.  In consideration of the Lenders’ and Administrative Agent’s agreements contained in this Agreement, each Loan Party hereby releases and discharges each Lender and Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or has caused the same to be executed by its duly authorized representatives as of the date first above written.

GENESIS HEALTHCARE, INC.,
as Ultimate Parent

By:/s/ Michael Sherman
Name:   Michael S. Sherman
Title:     Senior Vice President, Secretary and Assistant Treasurer

FC-GEN OPERATIONS INVESTMENT, LLC,

as Borrower

By:/s/ Michael Sherman
Name:   Michael S. Sherman
Title:     Senior Vice President, Secretary and Assistant Treasurer

GEN OPERATIONS I, LLC,

as Parent

By:/s/ Michael Sherman
Name:   Michael S. Sherman
Title:     Senior Vice President, Secretary and Assistant Treasurer

GEN OPERATIONS II, LLC,
as Holdings

By:/s/ Michael Sherman
Name:   Michael S. Sherman
Title:     Senior Vice President, Secretary and Assistant Treasurer

EACH OF THE ENTITIES LISTED ON ANNEX I ATTACHED HERETO:

By: FC-GEN OPERATIONS INVESTMENT, LLC,

its authorized agent

By:/s/ Michael Sherman
Name:   Michael S. Sherman
Title:     Senior Vice President, Secretary and Assistant Treasurer

WELLTOWER INC.,
as Administrative Agent

By: /s/ Matthew McQueen
Name:   Matthew McQueen
Title:     Authorized Signatory

HCRI TUCSON PROPERTIES, INC.,
as Lender

By: /s/ Matthew McQueen
Name:   Matthew McQueen
Title:     Authorized Signatory

OHI MEZZ LENDER LLC,

as Lender

By: /s/ Megan Krull
Name:   Megan Krull
Title:     Authorized Signatory